SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                            September 28, 1998



                          LCA-Vision Inc.

       (Exact name of Registrant as specified in its Charter)


Delaware                      0-27610             11-2882328
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification Number)




7840 Montgomery Road, Cincinnati, Ohio                  45236
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On September 28, 1998, the Registrant issued the attached press release announcing the naming of T. Jeffrey Dowdle as Vice President and Director of Marketing.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated September 28, 1998



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      LCA-VISION INC.



Date: September 29, 1998           By:/s/Larry P. Rapp
                                        Larry P. Rapp,
                                        Chief Financial Officer

                              Exhibit 99.1


Headline: ----------------------------------------------


Contacts:  Stephen N. Joffe, MD     Joel Pomerantz or Ken DiPaola
LCA-Vision Inc.                    The Dilenschneider Group, Inc.
(513) 792-9292                    (212) 922-0900

LCA-VISION NAMES JEFFREY DOWDLE, FORMER LENSCRAFTERS MARKETING
EXECUTIVE, TO TOP MARKETING POST


CINCINNATI, September 28 -- LCA-Vision Inc. (NASDAQ:LCAV), one of the largest U.S.-based providers of laser vision correction services, today named T. Jeffrey Dowdle, 36, Vice President and
Director of Marketing, a new position. Mr. Dowdle was formerly a top marketing executive at LensCrafters, the world's largest full-service optical chain with over 800 retail outlets in the U.S. and Canada.

Most recently, Mr. Dowdle served as Associate Vice President, High-End Retail Operations for LensCrafters and General Manager of its upscale Specttica unit. For three years beginning in July 1993, he was LensCrafters Director of Advertising, overseeing the company's multi-million dollar ad budget.

Mr. Dowdle directed highly successful marketing and advertising programs that played a key role in LensCrafter's explosive growth. The firm's revenues have nearly doubled to over $900 million annually.

LCA-Vision Chairman and CEO Dr. Stephen N. Joffe commented: "Jeff
Dowdle's appointment comes at an especially timely stage in LCA-Vision's development. As procedure volume at all of our centers continues to grow rapidly, innovative, creative, targeted marketing will be key to further expanding our network, driving faster growth and improving future profitability.

"With over a decade of front-line marketing and management experience at LensCrafters, Jeff Dowdle knows the vision correction sector intimately and comes to us with fresh insights and new ideas that will strengthen LCA's marketing capabilities." Mr. Dowdle added: "LCA Vision is a dynamic young company and an aggressive leader in laser vision correction. Clearly, this procedure is the wave-of-the future."

LCA-Vision's new Marketing Director began his professional career in 1984 as a budget manager and financial analyst with The Kroger Company's SuperX Drugs Division, where he was responsible for assessing the profitability of new store locations. Three years later, he joined LensCrafters -- initially, as a financial analyst working closely with the firm's marketing and merchandising team to evaluate long-term profitability of products and programs.

          Mr. Dowdle earned a BBA degree in accounting and business management from the University of Cincinnati. He continues to reside in Cincinnati with his wife, Karen, and eight-year-old son, Jacob.

LCA-Vision, recently named one of the "Top 50 Stocks of 98" by Money Magazine, currently operates 19 laser vision correction centers in the U.S., two in Canada and one in Helsinki, Finland. More than 38,000 laser vision correction procedures have been performed at all of the company's sites. The professional network serving the company's sites includes more than 600 practicing physicians and 800 referring optometrists.

                             # # #

Safe Harbor Statement: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.